EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Public Relations:
Cheryl Isen, Principal, Isen and Company (425) 222-0779 or Cheryl@IsenandCo.com

Investor Relations:
Rick Lutz, LC Group (404) 261-1196 or LCGroup@mindspring.com
Andrew Hellman, CEOcast, Inc. (212) 732-4300 or adhellman@ceocast.com

IMPART MEDIA GROUP ANNOUNCES FIRST QUARTER RESULTS

Seattle, WA June 22, 2006— Impart Media Group, Inc. (OTCBB: IMMGe), an innovator in the delivery of out-of-home digital advertising, informative content and network management, today announced results for the first quarter ended, March 31, 2006. Revenues were $1,222,744 compared to $1,030,282 for the first three months of 2005, an increase of 18.7% year over year. Historically revenues have primarily been derived from the sale of hardware components and software products used in the Company’s proprietary digital signage networks and the fees received from consulting, maintenance and other digital signage services. However, the overall increase in revenues for the quarter ended March 31, 2006 were primarily due to increased media services revenues from the Company’s acquisition of E&M Advertising (now Impart Media Advertising) in February 2006, and increased subscription revenues from the June 2005 acquisition of Media SideStreet Corporation. This coincides with a shift in the Company’s long-term business strategy to a full-service digital media offering with an advertising-based revenue model designed to take advantage of the evolving out-of-home media sector.

The net loss for the quarter ended March 31, 2006 was ($2,844,173) compared to a net loss of ($182,402) in the same quarter of 2005. The net losses were primarily attributable to an increase in general expenses made in infrastructure investment and administrative expenses related to the addition of personnel needed to ramp up to support the growing demand for the Company’s services resulting from acquisitions of E&M Advertising, iPoint Technologies, Inc. and Media SideStreet Corporation. Legal and accounting costs were also significantly higher due to the fees incurred in completing the public filings required in connection with these acquisitions and additional financing transactions. The majority of these expenses were one-time and non-cash charges for the period ended March 31, 2006. Impart will discuss these results during a conference call scheduled for Thursday, June 22nd at 4:30 PM EDT. Participants are asked to call 1-641-297-5400 (Participant Access Code is: 65276) and submit questions in advance via email to Rick Lutz at LCGroup@mindspring.com.

Impart Chairman and CEO Joseph F. Martinez stated, “Our first quarter result have begun to reflect the new direction that Impart is moving in and the efforts to revamp our operations” Martinez continued, “Our goal is to position Impart as the undisputed leader in the out-of-home digital advertising market and this required that we develop the infrastructure and systems necessary to manage and grow a publicly traded company. We plan to hire an experienced CFO who will provide guidance and help us build a team that will enable our company to establish procedures to ensure timely financial reporting in the future. Before we could bring on such an individual we had significant work to get the company in the proper reporting position.” Martinez stated, “We expect the release of our second quarter results to be completed in a timely manner, and look forward to releasing the first full quarter of Impart Media Advertising DBA E&M Advertising revenue and results from the introduction of our scalable and unique IQ Box™ to the digital media network industry, which is a key to our organic growth initiative for the Company.”

In 2006 Impart Media Group completed a number of transactions aimed at positioning the Company as the leader in the rapidly expanding out-of-home digital advertising media market. These included:

▪	Signing a contract with Dole Foods for Impart’s new, patent-pending, iPoint™ interactive kiosks.
▪	Signing - major airport contract with the Detroit Metropolitan Wayne County Airport for a deployment of an airport-wide series of iPoint™ kiosks.
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Purchasing the assets of Marlin Capital Partners II, LLC d/b/a InTransit Media, a privately-held advertising and marketing services company. The asset purchase included the exclusive rights to provide digital signage and out-of-home digital advertising services for the PATHVision digital network. The PATHVision system includes more than 277 displays throughout 13 transit stations in New York City and New Jersey that provide advertisements and informational spots for travelers.

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Signing a marketing agreement with TransCore Media Group, the media sales organization of TransCore, a transportation services company with 1,800 employees and 80 locations. TransCore is now representing the full complement of services offered by the Impart Mobile Media division, which offers media solutions for fleet/truck side advertising.

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Acquiring the assets of New York City-based E&M Advertising, a branded direct response media agency. E&M, now Impart Media Advertising, is fully integrated as an Impart subsidiary and in 2005 had revenues of approximately $5 million, which were derived from media placements of $39 million. As measurability and accountability increasingly drive advertisers' media decisions and advertising campaigns increasingly include the use of digital media, the acquisition of E&M is a key strategy to position Impart Media Group as a leader in the rapidly growing out-of-home market sector with a major focus on the interactive portion of Impart’s core business and its corollary to the direct response core business of E&M.

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Receiving gross proceeds of $4.5 million from the sale of its Series A Convertible Preferred Stock and related warrants to institutional investors. Impart also announced a three-year non convertible revolving line of credit for up to $6 million from Laurus Master Fund, Ltd. (Laurus Funds) and received an initial draw of $2 million less certain closing fees which is being used for ongoing working capital and expansion plans.

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Announcing the Impart IQ Box™, an evolutionary new approach to deploying, managing, and delivering content to digital signage networks. The fully integrated solution dramatically simplifies the deployment of digital signage networks and empowers users with the ability to manage a digital network from anywhere in the world. In May the Company announced that New Jersey-based Vira Manufacturing, Inc. signed a contract to incorporate the IQ Box™ into their digital signage and interactive product offerings. The Company believes that enabling this type of control of over media environments will deliver significant recurring revenue streams.

About Impart Media Group, Inc.
Impart Media Group, Inc., (OTC Bulletin Board: IMMG), headquartered in Seattle, Washington, is a rapidly expanding digital signage leader in the emerging out-of-home media sector. The company is seeking to create a broad, integrated one-stop communications media company focused on digital signage and networked advertising offerings for leading brands in industries such as retail, grocery, banking, restaurants, hospitality, government and public spaces, among others. The company’s digital media solutions enable the simultaneous delivery of video content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center. More information please visit: www.Impartmedia.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Impart products by customers, and future performance of Impart Media Group. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company's customers and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission (SEC). You should not place undue reliance upon any such forward-looking statements, which are based on management's beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management's beliefs or opinions change.

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